                                                                     EXHIBIT 3.2


                                    BYLAWS OF
                             AREMISSOFT CORPORATION

                                TABLE OF CONTENTS
                                  TO THE BYLAWS
                            OF AREMISSOFT CORPORATION

                                                                                          Page
ARTICLE I - OFFICES..........................................................................1
        Section 1.    Registered Office......................................................1
        Section 2.    Principal Office.......................................................1
        Section 3.    Other Offices..........................................................1

ARTICLE II - MEETINGS OF STOCKHOLDERS........................................................1
        Section 1.    Place of Meetings......................................................1
        Section 2.    Annual Meetings........................................................2
        Section 3.    Special Meetings.......................................................2
        Section 4.    Notice of Stockholders' Meetings.......................................3
        Section 5.    Manner of Giving Notice; Affidavit of Notice...........................3
        Section 6.    Adjourned Meetings and Notice Thereof..................................4
        Section 7.    Voting at Meetings of Stockholders.....................................4
        Section 8.    Record Date for Stockholder Notice.....................................5
        Section 9.    Quorum.................................................................6
        Section 10.   Waiver of Notice.......................................................7
        Section 11.   Stockholder Action by Written Consent Without Meeting..................7
        Section 12.   Proxies................................................................7
        Section 13.   Voting Procedures and Inspectors of Election for Certain Corporations..8
        Section 14.   List of Stockholders...................................................9

ARTICLE III - DIRECTORS.....................................................................10
        Section 1.    Powers................................................................10
        Section 2.    Number of Directors...................................................10
        Section 3.    Election and Term of Office...........................................10
        Section 4.    Vacancies.............................................................11
        Section 5.    Removal of Directors..................................................11
        Section 6.    Resignation of Director...............................................12
        Section 7.    Place of Meeting......................................................12
        Section 8.    Annual Meeting........................................................12
        Section 9.    Special Meetings......................................................12
        Section 10.   Adjournment...........................................................13
        Section 11.   Notice of Adjournment.................................................13
        Section 12.   Waiver of Notice......................................................13
        Section 13.   Quorum and Voting.....................................................13
        Section 14.   Fees and Compensation.................................................14
        Section 15.   Action Without Meeting................................................14
        Section 16.   Committees of Directors...............................................14


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
ARTICLE IV - OFFICERS.......................................................................15
        Section 1.    Officers..............................................................15
        Section 2.    Election..............................................................15
        Section 3.    Subordinate Officers..................................................15
        Section 4.    Removal and Resignation...............................................15
        Section 5.    Vacancies.............................................................16
        Section 6.    Chairman of the Board.................................................16
        Section 7.    Chief Executive Officer...............................................16
        Section 8.    President.............................................................16
        Section 9.    Vice-Presidents.......................................................16
        Section 10.   Secretary.............................................................17
        Section 11.   Assistant Secretaries.................................................17
        Section 12.   Chief Financial Officer (Treasurer)...................................17
        Section 13.   Assistant Financial Officers..........................................18
        Section 14.   Salaries..............................................................18

ARTICLE V - SHARES OF STOCK.................................................................18
        Section 1.    Share Certificates....................................................18
        Section 2.    Transfer of Shares....................................................18
        Section 3.    Lost or Destroyed Certificate.........................................19

ARTICLE VI - INDEMNIFICATION................................................................19
        Section 1.    Indemnity of Officers, Directors, Employees and Other Agents..........19
        Section 2.    Insurance.............................................................19
        Section 3.    Non-Exclusivity.......................................................20

ARTICLE VII - RECORDS AND REPORTS...........................................................20
        Section 1.    Maintenance and Stockholder Inspection of Corporate and
                      Stockholder Records...................................................20
        Section 2.    Inspection by Directors...............................................20

ARTICLE VIII - GENERAL PROVISIONS...........................................................21
        Section 1.    Dividends.............................................................21
        Section 2.    Reserves..............................................................21
        Section 3.    Annual Statement......................................................21

ARTICLE IX - MISCELLANEOUS..................................................................21
        Section 1.    Checks, Drafts, Etc...................................................21
        Section 2.    Contracts, Etc., How Executed.........................................21
        Section 3.    Representation of Shares of Other Corporations........................22
        Section 4.    Loans to Officers.....................................................22


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
ARTICLE X - AMENDMENTS OF BYLAWS............................................................22
        Section 1.    Amendment by Stockholders.............................................22
        Section 2.    Amendment by Directors................................................22


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
                                     BYLAWS
                                       OF
                             AREMISSOFT CORPORATION


                               ARTICLE I - OFFICES


Section 1.     Registered Office

               The registered office of AremisSoft Corporation (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be Corporation Service Company, at 1013 Centre Road, Wilmington, Delaware 19805.

Section 2.     Principal Office

               The principal office for the transaction of the business of the Corporation is hereby fixed and located at 60 Bishopsgate, London EC2N 4AJ England.

               The board of directors (the "Board") is hereby granted full power and authority to change said principal office from one location to another.

Section 3.     Other Offices

               The Corporation may also have an office or offices at such other place or places, either within or outside of the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require. Branch or subordinate offices may at any time be established by the Board at any place or places where the Corporation is qualified to do business.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

Section 1.     Place of Meetings

               All annual and all other meetings of stockholders shall be held at the location designated by the Board pursuant to a resolution or as set forth in a notice of the meeting, within or outside the State of Delaware. If no such location is set forth in a resolution or in the notice of the meeting, the meeting shall be held at the principal office of the Corporation.

Section 2.     Annual Meetings

               The annual meetings of stockholders shall be held on such date or time as may be determined from time to time by the Board. At such meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

               At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, or (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business of the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholders proposing such business, (c) the class and number of the shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.     Special Meetings

               Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the President or by the Board or the Chairman of the Board or by one (1) or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

               If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or facsimile


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
transmission to the Chairman of the Board, the President, or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, and the notice shall set forth that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.

Section 4.     Notice of Stockholders' Meetings

               All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the Board intends to present for election.

Section 5.     Manner of Giving Notice; Affidavit of Notice

               Notice of any stockholders' meeting shall be given in writing and either delivered personally or by postage prepaid first-class or electronic mail, facsimile or other form of written communication, charges prepaid, sent to each stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or has been so given, notice shall be deemed to have been given if sent to that stockholder by first-class or electronic mail, facsimile or other written communication to the principal office of the Corporation, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, or actually transmitted by facsimile or other electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

               Whenever notice is required to be given to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notice of meetings to such person between such two (2) consecutive annual meetings, or
(ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed and addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any person shall deliver to the Corporation a written notice


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
setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

               An affidavit of the mailing or other means of giving any notice of any stockholders' meeting may be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

Section 6.     Adjourned Meetings and Notice Thereof

               Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting, except in the case of the withdrawal of a stockholder from a quorum, as provided in Section 9 of this Article II.

               When any stockholders' meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. The Board may fix a new record date for the adjourned meeting. If the meeting is adjourned for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 7.     Voting at Meetings of Stockholders

               The stockholders entitled to vote at any meeting of the stockholders shall be determined in accordance with the provisions of Section 8 of this Article II.

               Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy one (1) vote for each share of the stock of the Corporation having voting rights on the matter in question, and which shall have been held by him and registered in his name on the books of the Corporation on the date fixed pursuant to Section 8 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or if no such record date shall have been so fixed, then on the dates set forth in Section 8.

               Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.


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
Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

               Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall, in writing, so notify the Secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.

               The vote at any meeting of the stockholders on any question need not be by written ballot, unless so directed by the Chairman of the meeting; provided, however, that any election of directors at any meeting must be conducted by written ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

               Except as otherwise required by the General Corporation Law for general corporate action, or the Certificate of Incorporation of this Corporation, or these Bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at the stockholders meeting, and entitled to vote on the subject matter, is required.

Section 8.     Record Date for Stockholder Notice

               For purposes of determining the stockholders entitled to notice of any meeting or to vote, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in this event only stockholders of record at the close of business on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Delaware General Corporation Law. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.


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
               In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing, without a meeting, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

               For purposes of determining a record date with respect to a dividend, distribution, allotment of any rights or to determine the stockholders entitled to exercise any right with respect to any change, conversion or exchange of stock, or for any other lawful action, the Board may fix a record date subsequent to the date upon which the resolution fixing the date is adopted, and which date is not more than sixty (60) days prior to the action for which a record date is being established. In the event no record date is fixed, the record date for determining stockholders for any such purpose is deemed to be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting.

Section 9.     Quorum

               A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of the stockholders for the transaction of business at any meeting of the stockholders or any adjournment thereof.

               The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum and by any greater number of shares otherwise required to take such action by applicable law or in the Certificate of Incorporation. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by vote of a majority of the shares represented in person or by proxy, or, in the absence therefrom, any officer entitled to preside at, or to act as Secretary of such meeting, but no business may be transacted except as hereinabove provided.

Section 10.    Waiver of Notice

               Whenever notice is required to be given under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

               Attendance by a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects to the Secretary, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the beginning of the meeting.

Section 11.    Stockholder Action by Written Consent Without Meeting

               No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action specifically denied, unless such action has been approved by the Board prior to such action being taken

               Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

               Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Section of this Article II, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 228(c) of the Delaware General Corporation Law, whether prior or subsequent to the date of the adoption of this Section of this Article II, then this Section of this Article II, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

Section 12.    Proxies

               Each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder, unless otherwise provided in the Certificate of Incorporation, a stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be


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
accompanied by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the stockholder. If it is determined that such facsimile or other electronic transmission is valid, the inspectors, or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

               Any copy, facsimile or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing or transmission.

               A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it by a writing delivered to the Corporation prior to the meeting stating that the proxy is revoked, or, if in attendance at the meeting, by a writing delivered to the Secretary of the meeting prior to the voting of the proxy, or by a subsequent proxy executed by the same person and delivered to the Corporation prior to the meeting or to the Secretary of the meeting prior to the voting of the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 13.    Voting Procedures and Inspectors of Election for Certain
               Corporations

               If the Corporation is listed on a national securities exchange, is authorized for quotation on an interdealer quotation system, or has shares held of record by more than two thousand (2,000) stockholders, the following provisions shall apply:

               (a) The Corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the


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
meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

               (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (ii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

               (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.

               (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section212(c)(2) of the General Corporation Law of the State of Delaware, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

Section 14.    List of Stockholders

               The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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
                             ARTICLE III - DIRECTORS

Section 1.     Powers

               Subject to limitations of the Certificate of Incorporation, these Bylaws, and the Delaware General Corporation Law as to action which shall be authorized or approved by the stockholders, by the outstanding shares or by a less than majority vote of a class or series of preferred shares, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may elect a Chairman of the Board from among the members of the Board.

Section 2.     Number of Directors

               The number of directors of the Corporation shall be not less than one (1) nor more than seven (7) with the exact number determined by resolution of the Board. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his successor has been duly qualified, or until he resigns, or has been removed in the manner hereinafter provided.

Section 3.     Election and Term of Office

               At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting. The election need not be by written ballot. Each director, including the director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, or until his earlier resignation or removal.

               Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders by, or at the direction of, the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to, or mailed, and received at the principal office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in


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
solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder; and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4.     Vacancies

               Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next election or until he shall resign or shall have been removed in the manner hereinafter provided.

               A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

               The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

               No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.     Removal of Directors

               Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows:

               (1) Unless the Certificate of Incorporation otherwise provides, in the case of a corporation whose board is classified as provided in the Delaware General Corporation Law, stockholders may effect such removal only for cause; or

               (2) In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board, or if there be classes of directors, at an election of the class of directors of which he is a part.

               Whenever the holders of any class or series are entitled to elect one (1) or more directors by the Certificate of Incorporation, this Subsection shall apply in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 6.     Resignation of Director

               Any director may resign effective upon giving written notice to the Corporation (to a Board member or to every Board member), unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future date, a successor may be elected to take office when the resignation becomes effective.

Section 7.     Place of Meeting

               Regular meetings of the Board may be held at any place within or outside the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal office. Members of the Board may participate in a meeting through use of a conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by means of the above-described procedure shall constitute presence in person at such meeting.

Section 8.     Annual Meeting

               Immediately following each annual meeting of stockholders, the Board shall hold its annual meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 9.     Special Meetings

               Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any two (2) directors.

               Written notice of the date, time and place of special meetings shall be delivered personally to each director or sent to each director by first-class or electronic mail, facsimile or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the Corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. The notice need not state the purpose of the meeting. In case such notice is mailed, it shall be deposited in the mail in the place in which the principal office of the Corporation is located at least five (5) days prior to the time of the meeting. In case such notice is delivered personally, transmitted by facsimile or other electronic means, it shall be so delivered or electronically transmitted at least forty-eight (48) hours prior to the time of the meeting. Such mailing, delivery, or transmitting, as above provided, shall be due, legal and personal notice to such director.

Section 10.    Adjournment

               A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place.

Section 11.    Notice of Adjournment

               If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

Section 12.    Waiver of Notice

               The transactions at any meeting of the Board, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not state the purpose for which the meeting is or was held.

Section 13.    Quorum and Voting

               A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinabove provided. Every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Board unless a greater number be required by law or by the Certificate of Incorporation. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 14.    Fees and Compensation

               Directors shall receive compensation for their services as directors, as fixed by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent, employee or otherwise, from receiving compensation therefor.

Section 15.    Action Without Meeting

               Any action required or permitted to be taken by the Board under the Delaware General Corporation Law may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the meetings of the Board.

Section 16.    Committees of Directors

               Under Delaware General Corporation Law, the Board may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board. The Board may designate one
(1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided by resolution of the Board, shall have all authority of the Board, except with respect to: (i) the approval of any action requiring stockholder approval as enumerated in Subsection (i) through (v) of Section 4 of Article II of these Bylaws and requiring notice to stockholders of such action; (ii) the filling of vacancies on the Board or on any committee; (iii) the fixing of compensation of the Board for serving on the Board or on any committee; (iv) the amendment or repeal of bylaws or the adoption of new bylaws; (v) the amendment or repeal of any resolution of the Board which by its expressed terms is not so amenable or repealable; (vi) a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount within a price range determined by the Board; or (vii) the appointment of other committees of the Board or the members of these committees.

               The provisions of these Bylaws for notice to directors of meetings, place of meetings, regular meetings, special meetings and notice, quorum, waiver of notice, adjournment, notice of adjournment, and actions without meetings, without such changes in the context of those bylaws as may be necessary to substitute the committee and its members for the Board and its members, apply also to the committees of the Board and action by such committees, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee.


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
                              ARTICLE IV - OFFICERS

Section 1.     Officers

               The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer and/or a President, and a Secretary and Chief Financial Officer (Treasurer). The Board may also choose a Chairman of the Board, a Chief Operating Officer, one (1) or more Vice- Presidents, one (1) or more Executive Vice-Presidents, and one (1) or more Assistant Secretaries and Assistant Treasurers, and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

Section 2.     Election

               The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this
Article IV, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.

Section 3.     Subordinate Officers

               The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

Section 4.     Removal and Resignation

               Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

               Any officer may resign at any time by giving written notice to the Board or to the Chief Executive Officer, President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.     Vacancies

               A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6.     Chairman of the Board

               The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and stockholders and exercise and perform all such other powers and duties as may from time to time be assigned to him by the Board or prescribed by the Bylaws.

Section 7.     Chief Executive Officer

               The Chief Executive Officer, if there shall be such an officer, shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders and the Board in the absence of a Chairman of the Board, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Section 8.     President

               In the event a Chief Executive Officer is not elected, or in the event that the Chief Executive Officer elected by the Board is unable to act, or refuses to act, the President, if there shall be such an officer, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 9.     Vice-Presidents

               In the absence or disability of the President and the Chief Executive Officer, the Executive Vice-President or Vice-Presidents in order of their rank as fixed by the Board or, if not ranked, the Executive Vice-President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. Each Vice-President shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the Board or the Bylaws, and the President or the Chief Executive Officer.

Section 10.    Secretary

               The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meeting and the proceedings thereof.

               The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

               The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by the Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Board, the Bylaws, or the President or Chief Executive Officer.

Section 11.    Assistant Secretaries

               In the absence or disability of the Secretary, the Assistant Secretaries in order of their rank as fixed by the Board or, if not ranked, the Assistant Secretary designated by the Board shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Board or the Bylaws.

Section 12.    Chief Financial Officer (Treasurer)

               The Chief Financial Officer shall be the Treasurer of the Corporation. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

               The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall be responsible for the proper disbursement of the funds of the Corporation as may be ordered by the Board or the President or Chief Executive Officer and shall render to the President or Board, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the Board and shall be responsible for the handling of finances in connection therewith. The Treasurer shall have such other powers and shall perform such other duties as may be prescribed by the Board and the President or Chief Executive Officer. The Treasurer shall see that all officers signing checks are bonded in such amounts as may be fixed from time to time by the Board.

Section 13.    Assistant Financial Officers

               In the absence of or disability of the Treasurer, the Assistant Financial Officers in order of their rank or, if not ranked, the Assistant Financial Officer designated by the Board shall perform all the duties of the Treasurer and, when so acting, shall have the powers of and be subject to all the restrictions upon the Treasurer. Each Assistant Financial Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board or the Bylaws and the President or Chief Executive Officer.

Section 14.    Salaries

               Salaries of officers and other persons employed by the Corporation shall be fixed periodically by the Board or established under agreement with the officers or such persons approved by the Board. No officer shall be prevented from receiving this salary because he is also a director of the Corporation.

                           ARTICLE V - SHARES OF STOCK

Section 1.     Share Certificates

               The certificates of shares of the capital stock of the Corporation shall be in such form consistent with the Certificate of Incorporation and the laws of the State of Delaware. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any of these shares are fully paid, and the Board may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by the Chairman of the Board, the President or a Vice-President, and by the Treasurer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile.

Section 2.     Transfer of Shares

               Subject to the provisions of law, upon the surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.     Lost or Destroyed Certificate

               The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate therefor, and the Corporation shall issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the Board. The Board may, in its discretion, as a condition to authorizing the issuance of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the Board of the loss or destruction thereof and to give the Corporation a bond or other security, in such amount and with such surety or sureties as the Board may determine, as indemnity against any claim that may be made against the Corporation on account of any such certificate so alleged to have been lost or destroyed.

                          ARTICLE VI - INDEMNIFICATION

Section 1.     Indemnity of Officers, Directors, Employees and Other Agents

               The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the Corporation and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the fullest extent permitted by that law. Any agreement of or advancement of expenses to any agent may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth in these Bylaws but only to the extent permitted by law. For purposes of this Article VI, an "agent" of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 2.     Insurance

               Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or applicable law.

Section 3.     Non-Exclusivity

               The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.

                        ARTICLE VII - RECORDS AND REPORTS

Section 1. Maintenance and Stockholder Inspection of Corporate and Stockholder Records

               The accounting books and records and minutes of proceedings of the stockholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The Corporation's stock ledger, a list of its stockholders, and its other books and records shall be open to inspection and to make copies or extracts therefrom, upon the written demand of any stockholder of record or holder of a voting trust certificate, under oath stating the purpose thereof at any reasonable time during usual business hours. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. If the inspection is made by an agent or attorney, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder at its principal office. Where the stockholder seeks to inspect the Corporation's books and records other than its stock ledger or list of stockholders, he shall first establish that (1) he has complied with this Section respecting the form and manner of making demand for inspection of such documents, and (2) that the inspection he seeks is for a proper purpose. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

Section 2.     Inspection by Directors

               Any director shall have the right to examine during usual business hours, the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director.

                        ARTICLE VIII - GENERAL PROVISIONS

Section 1.     Dividends

               Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.     Reserves

               Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board shall from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 3.     Annual Statement

               The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                           ARTICLE IX - MISCELLANEOUS

Section 1.     Checks, Drafts, Etc.

               All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

Section 2.     Contracts, Etc., How Executed

               The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 3.     Representation of Shares of Other Corporations

               The Chief Executive Officer or President, in the event of his absence or inability to serve, any Vice-President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise, on behalf of this Corporation, all rights incidental to any and all shares of any other corporation standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

Section 4.     Loans to Officers

               The Board alone is authorized to approve any loan or guaranty to an officer of the Corporation, whether or not a director, or an employee benefit plan authorizing such a loan or guaranty to an officer, by a vote sufficient without counting the vote of any interested director or directors if the Board determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation.

                        ARTICLE X - AMENDMENTS OF BYLAWS

Section 1.     Amendment by Stockholders

               New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of the stockholders entitled to exercise a majority of the voting power of the Corporation, except as otherwise provided by these Bylaws or the Certificate of Incorporation.

Section 2.     Amendment by Directors

               Subject to the rights of the stockholders as provided in Section 1 of this Article X, Bylaws may be adopted, amended, or repealed by the Board if such power is conferred upon the directors in the Certificate of Incorporation.